Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-123513, No. 333-134045 and No. 333-165495 on Form S-8 of our reports dated February 25, 2014, relating to the financial statements of AIXTRON SE, and the effectiveness of AIXTRON SE’s internal control over financial reporting, appearing in this Annual Report on Form 20-F of AIXTRON SE for the year ended December 31, 2013.

/s/ Deloitte & Touche GmbH Wirtschaftsprüfungsgesellschaft

Deloitte & Touche GmbH
Wirtschaftsprüfungsgesellschaft
Duesseldorf, Germany, February 25, 2014